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                                                                    EXHIBIT 23.2


                        [LETTERHEAD OF MILLER AND LENTS]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves contained in Miller Exploration's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, into this Current Report on Form 8-K and in the previously filed registration statement (No. 3333-61890) on Form S-8, registration statement (No. 333-22571) on Form S-8, registration statement (No. 333-93209) on Form S-8, registration statement (No. 333-79759) on Form S-3 and registration statement (No. 333-106484) on Form S-8 of Edge Petroleum Corporation.

                                            MILLER AND LENTS, LTD


                                            By:    /s/ Carl D. Richard
                                                ------------------------------
                                                Carl D. Richard
                                                Vice President

Houston, Texas
February 17, 2004